EXHIBIT 4.2
FIRST AMENDMENT TO
CREDIT AGREEMENT
     This First Amendment to Credit Agreement (this “Amendment”) is entered into on June 27, 2006 with effect on June 16, 2006 (the “Effective Date”) by and between LaSalle Bank National Association, a national banking association (the “Lender”) and Telvent Traffic North America Inc., a Texas corporation (the “Borrower”).
RECITALS
     WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement, dated as of May 31, 2006 (as amended from time to time, the “Agreement”);
     WHEREAS, the Borrower and the Lender desire to amend the Agreement in order to provide for the transfer of ownership of all of the capital stock in the Borrower from Telvent GIT, SA, a company organized and existing under the law of Spain (the “Guarantor”) to Telvent Trafico y Transporte, S.A., a company organized and existing under the law of Spain (“TTT”) on terms and conditions set forth in the Share Purchase Agreement, dated as of June 16, 2006, by and between Guarantor and TTT appearing as Annex A hereto (such agreement, together with any related agreements and instruments, the “TTT Transfer Documents”);
     WHEREAS, TTT as of the Effective Date, TTT is a wholly-owned subsidiary of the Guarantor;
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:
1.	Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement, as amended hereby.

2.	Amendments.
     (a) The following new definition is hereby added to Section 1.01 in appropriate alphabetical order:
“‘TTT’ means Telvent Trafico y Transporte, S.A., a company organized and existing under the law of Spain.”
     (b) The definition of “Change of Control” contained in Section 1.1 is hereby deleted in its entirety and replaced as follows:

“‘Change of Control’ shall mean each and every issue, sale or other disposition of shares of any class or classes of capital stock of the Borrower, TTT or the Guarantor, whether by means of an initial public offering or otherwise, which results in any Acquirer beneficially owning or controlling, directly or indirectly, more than 50% (by number of votes) of the Voting Stock of any of the Borrower, the Guarantor or TTT except for the transfer of Voting Stock in the Borrower from Guarantor to TTT pursuant to the Share Purchase Agreement, dated as of June 16, 2006, by and between Guarantor and TTT .”
     (c) Section 7.01 is hereby amended to insert the phrase “or TTT” after the phrase “any Subsidiary” on the first line thereof.
     (d) Section 7.02 is hereby amended to insert the phrase “or TTT” after the references to “any Subsidiary” contained in the first, fifth and eighth lines thereof.
3.	Effectiveness. This Amendment shall become effective as of the Effective Date when the Lender has received all of the following acknowledged to be satisfactory by the Lender:
     (a) This Amendment, executed by the requisite signatories;
     (b) A certificate, signed by the chief financial officer of the Borrower substantially in the form of Exhibit 1 attached hereto and made a part hereof, stating that as of the Effective Date (after giving effect to this Amendment) no Default or Event of Default has occurred and is continuing and further certifying that the representations and warranties contained in Article 5 of the Agreement are true and correct on and as of the Effective Date;
     (c) The Lender shall have reviewed and in its reasonable discretion approved the TTT Transfer Documents (which shall, if rendered in the Spanish language, be translated to the English language) and which TTT Transfer Documents shall be executed, delivered, performed and in full force and effect; and
     (d) Such other documents, instruments, approvals (and, if requested by the Lender, certified duplicates of executed copies thereof) or opinions as the Lender may reasonably request.
4.	Representations and Warranties. The Borrower represents and warrants to the Lender (which representations and warranties shall become part of the representations and warranties made by the Borrower under the Agreement) that:
     (a) The execution, delivery and performance of this Amendment and the TTT Transfer Documents have been duly authorized by all necessary action of all parties thereto and will not require any consent or approval of any person or entity, violate in any material respect any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower, Guarantor or TTT is a party or by which it or its properties may be bound or affected;
     (b) No consent, approval or authorization of or declaration or filing with any governmental authority or any non-governmental person or entity, including without limitation, any creditor or partner of the Borrower, the Guarantor or TTT is required on the part of the Borrower, the Guarantor or TTT in connection with the execution, delivery and performance of this Amendment or the TTT Transfer Documents or the transactions contemplated hereby and the execution, delivery and performance of this Amendment or the TTT Transfer Documents will not violate the terms of any contract or agreement to which the Borrower, the Guarantor or TTT is a party;
     (c) The Agreement and the TTT Transfer Documents are the legal, valid and binding obligation of the Borrower the Guarantor and TTT, enforceable against each of them in accordance with the terms thereof;
     (d) The most recent financial statements and preliminary financial statements of the Borrower delivered to the Lender are complete and accurate in all material respects and present fairly the financial condition of the Borrower as of such date in accordance with generally accepted accounting principles. There has been no adverse material change in the condition of the business, properties, operations or condition, financial or otherwise, of the Borrower since the date of such financial statements. There are no material liabilities of the Borrower, fixed or contingent, which are material but not reflected on such financial statements or in the notes thereto; and
     (e) After giving effect to this Amendment, no Default or Event of Default has occurred or exists under the Agreement as of the Effective Date hereof.
5.	Acknowledgement and Reaffirmation. The Borrower hereby ratifies and affirms all of the obligations and undertakings contained in the Agreement and the Agreement remains in full force and effect in accordance with its terms. The Borrower hereby acknowledges, agrees and affirms that each document and instrument securing or supporting the obligations and indebtedness owing to the Lenders and Funding Agents prior to the date of this Amendment remains in full force and effect in accordance with its terms, and that such security and support remains in full force effect as to all obligations under the Agreement.
6.	Expenses. The Borrower jointly and severally agree to pay and save the Lenders and Funding Agents harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees and expenses of Baker & McKenzie LLP, counsel to certain of the Lenders, in connection with the preparation and review of this Amendment and any related documents.
7.	Governing Law. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois.

8.	Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which together shall constitute the same agreement. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that such delivery shall have the same effect as delivery of an original counterpart thereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

TELVENT TRAFFIC NORTH AMERICA INC.

BY:	/s/ Steve Aasen

TITLE:	Treasurer

LENDER

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Amy Kehoe

TITLE:	First Vice President

ACKNOWLEDGEMENT
The undersigned, Telvent GIT SA, a company organized and existing under the laws of Spain, and the Guarantor under the Credit Agreement, hereby acknowledges and agrees that (i) it has received and reviewed the foregoing Amendment and is familiar with the terms thereof and (ii) its Guaranty of the Credit Agreement remains in full force and effect as of the date hereof and after giving effect to the foregoing Amendment.

TELVENT GIT SA

By:	/s/ Ana Plaza

TITLE:	Chief Financial Officer

By:	Steve Aasen

TITLE:	as authorized by Board of Directors